                                                                      EXHIBIT 11

                     CITIZENS CORPORATION AND SUBSIDIARIES

             STATEMENT RE COMPUTATION OF PER COMMON SHARE EARNINGS

                FOR THE PERIODS ENDED DECEMBER 31, 1996 AND 1995
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                    QUARTER ENDED  YEAR ENDED
                                                    DECEMBER 31,  DECEMBER 31,
                                                    ------------- -------------
                                                     1996   1995   1996   1995
                                                    ------ ------ ------ ------
Primary:
 Average shares outstanding........................   35.3   36.0   35.5   36.1
 Net effect of dilutive stock options based on the
  treasury stock method using average market
  price............................................    --     --     --     --
                                                    ------ ------ ------ ------
   Totals..........................................   35.3   36.0   35.5   36.1
                                                    ====== ====== ====== ======
 Net income........................................ $ 22.4 $ 18.4 $ 84.1 $ 74.9
 Preferred dividend................................    --     --     --  $  2.0
                                                    ------ ------ ------ ------
 Net income available to common shareholders....... $ 22.4 $ 18.4 $ 84.1 $ 72.9
 Per share amount.................................. $ 0.63 $ 0.51 $ 2.37 $ 2.02
Fully diluted:
 Average shares outstanding........................   35.3   36.0   35.5   36.1
 Net effect of dilutive stock options based on the
  treasury stock method using average market
  price............................................    --     --     --     --
                                                    ------ ------ ------ ------
   Totals..........................................   35.3   36.0   35.5   36.1
                                                    ====== ====== ====== ======
 Net income........................................ $ 22.4 $ 18.4 $ 84.1 $ 74.9
 Preferred dividend................................    --     --     --  $  2.0
                                                    ------ ------ ------ ------
 Net income available to common shareholders....... $ 22.4 $ 18.4 $ 84.1 $ 72.9
                                                    ====== ====== ====== ======
 Per share amount.................................. $ 0.63 $ 0.51 $ 2.37 $ 2.02